UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2009

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

During the course of fiscal year 2009, the Board of Directors (the “Board”) of Tyco International Ltd. (the “Company”) and the Compensation and Human Resources Committee (the “Committee”) determined that, in light of challenging macroeconomic conditions, capital market turmoil and deteriorating end market conditions, management emphasis on cash conversion and free cash flow generation was important to the Company in improving balance sheet strength, providing operating flexibility and protecting shareholder value.  Accordingly, the Board and the Committee established an incentive program for eligible employees at the Company’s business segments designed to encourage and reward achievement of performance targets related to cash conversion and free cash flow generation.  In light of each business segment’s performance against these measures, on November 16, 2009, the Board approved discretionary cash awards to the presidents of the business units.  The awards for Naren Gursahaney and George Oliver, each a named executive officer of the Company, were in the amounts of $146,000 and $282,000, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ John S. Jenkins, Jr.
John S. Jenkins, Jr.
Vice-President and Corporate Secretary

Date: November 19, 2009